EXHIBIT 99.1

Repros Initiates Two Phase 2B Uterine Fibroid Studies

  Low dose oral Proellex® study in women with fibroids and heavy menstrual bleeding initiated
  Vaginal administration of Proellex® in women with fibroids and heavy menstrual bleeding initiated
  Company anticipates Type C meeting with FDA to discuss Phase 3 fibroid program and general NDA requirements around year end 2015

THE WOODLANDS, Texas, Dec. 29, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced it has initiated two Phase 2B efficacy studies of Proellex® in the treatment of uterine fibroids in women that experience heavy vaginal bleeding as a result of these benign tumors. The two studies both have the same FDA suggested endpoints but test two different routes of administration, oral and vaginal. The Company had previously tested both routes using similar doses and found that Proellex® exhibited significant effects on bleeding due to uterine fibroids with each route of administration.

In addition to significant effects on bleeding due to Proellex® administration, tumor size was significantly reduced. As a result of reduced tumor burden, bulk symptoms improved to the point where the majority of subjects reported to be symptom free using the Uterine Fibroid Symptom Quality of Life survey (UFSQoL). The UFSQoL is a validated survey that was used to approve uterine artery embolization and ultrasound focusing.

In earlier Phase 2 studies, both oral and vaginal administration of Proellex® stopped menses and hence, in this study, on recommendation from the FDA, Repros has chosen amenorrhea as the primary efficacy endpoint. The studies both have three double blind arms: placebo and Proellex® at 6 mg and 12 mg doses. The two studies are powered to achieve the desired impact on menstrual bleeding with only 15 subjects per arm. In addition to investigating the incidence of amenorrhea, actual menstrual blood loss will be estimated by the alkaline hematin method from used sanitary products.

The studies are designed to treat women for two 4-month dosing courses separated by an off drug interval to allow for menses. Following the second course, the FDA instructed the Company to follow the women for six additional menstrual events to investigate the duration of benefit.

The Company plans to request a Type C meeting after all the subjects have experienced the menstrual event following the first course of treatment. An interim assessment of efficacy and safety is part of the analysis plan. Assuming enrollment proceeds according to plan, the Company believes it can schedule a Type C meeting with the FDA around year end 2015. The purpose of this meeting will be to discuss the overall FDA proposed size of the safety database required for an NDA.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, and the timing of various events regarding the Company's expected interactions with the FDA regarding Proellex®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com